EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-200819 on Form S-6 of our report dated December 16, 2014, relating to the statement of financial condition of Morgan Stanley Global Investment Solutions — Opportunistic Dividend Strategy, Series 1, appearing in the Prospectus, which is a part of such Registration Statement,  and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

December 16, 2014